  EXHIBIT 99.1

FORM OF NOTICE TO WARRANT HOLDERS

Midnight Gaming Corporation

1900 E. Golf Road, Suite 950

Schaumburg, Illinois 60173

(888) 525-0010

Date: March 8, 2026

To the Registered Holder of Outstanding Midnight Gaming Warrant(s):

Re: Universal Cashless Exercise Right for Midnight Gaming Warrants

Midnight Gaming Corporation (the "Company") is providing this notice to confirm that, effective March 8, 2026, the Company adopted an Omnibus Amendment to Outstanding Common Stock Purchase Warrants applicable to all outstanding common stock purchase warrants issued by the Company from October 11, 2016 through March 8, 2026, including warrants issued while the Company operated under the former name McGraw Conglomerate Corp and including any replacement, amended, exchanged or restated warrant instrument that evidences substantially the same rights.

The Company's SEC-filed registration statement disclosed that, as of December 31, 2024, the Company had outstanding warrants to purchase up to 5,000,000 shares of common stock, par value $0.00001 per share, issued in 2021 through 2024 with exercise prices ranging from $0.50 to $0.75 per share. The Company's 2025 quarter-end and year-end financial statement packages further disclose 2025 warrant activity, and this notice is intended to apply more broadly to all outstanding common stock purchase warrants issued or deemed issued from October 11, 2016 through March 8, 2026, including any 2025 warrants not separately itemized in current files and any 2026 warrants issued before the effective time, in each case as identified in the Company's warrant register, cap table, executed instruments and other books and records.

Under the new cashless exercise provision, the number of net shares issuable upon exercise will equal (A × (B − C)) ÷ B, rounded down to the nearest whole share, where A equals the number of warrant shares exercised, B equals the Fair Market Value of the common stock, and C equals the exercise price then in effect for your warrant. If the Fair Market Value is equal to or less than the exercise price, no shares will be issuable on a cashless exercise and you may instead elect a cash exercise if otherwise permitted under your warrant.

Except for the addition of the cashless exercise alternative and related mechanics, all other terms of your warrant remain unchanged, including expiration, anti-dilution adjustments, legends, transfer restrictions and any beneficial ownership limitation contained in your warrant, if any.

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How to Exercise on a Cashless Basis

Complete and sign the Notice of Election attached as Annex A to this notice.

Deliver the completed election form, together with any required warrant certificate or other supporting documentation, to Midnight Gaming Corporation, Attn: Chief Executive Officer, 1900 E. Golf Road, Suite 950, Schaumburg, Illinois 60173, telephone (888) 525-0010.

If your warrant is held in street name through a broker, bank or nominee, instruct that intermediary to process the exercise on your behalf.

Subject to your warrant's preserved blocker, legend and delivery conditions, the Company expects to issue the net shares due upon a valid cashless exercise within two business days after receipt of a properly completed exercise notice and any required surrender documentation.

Item	Summary
Effective date	March 8, 2026
Warrants covered

All common stock purchase warrants issued or deemed issued from October 11, 2016 through March 8, 2026 that remain outstanding at the effective time, including any 2025 warrants not separately itemized in current files, any 2026 warrants issued through the effective time, and related replacements, amendments, exchanges or restatements

Cashless exercise formula	Net Shares = (A × (B − C)) ÷ B, rounded down
Cash payment of exercise price	Not required for a cashless exercise
Other warrant terms	Remain unchanged except as expressly set forth in the amendment

This notice is only a summary and is qualified in its entirety by reference to the Omnibus Amendment to Outstanding Common Stock Purchase Warrants effective March 8, 2026, the applicable warrant documents, and the Company's books and records identifying the covered warrant population. Any omission of a warrant from a summary schedule, cap table, or financial statement note does not prevent the amendment from applying if that warrant was issued on or before March 8, 2026 and remains outstanding.

MIDNIGHT GAMING CORPORATION

By:	/s/ Kinney L. McGraw
Name:	Kinney L. McGraw
Title:	Chief Executive Officer

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Annex A

NOTICE OF ELECTION TO EXERCISE WARRANTS ON A CASHLESS BASIS

To: Midnight Gaming Corporation, Attn: Chief Executive Officer, 1900 E. Golf Road, Suite 950, Schaumburg, Illinois 60173, telephone (888) 525-0010

The undersigned hereby elects to exercise the warrant(s) described below on a cashless basis pursuant to the Omnibus Amendment to Outstanding Common Stock Purchase Warrants effective March 8, 2026.

Field	Information
Holder name	________________________________________
Warrant certificate or account number	________________________________________
Number of warrants outstanding	________________________________________
Number of warrants being exercised	________________________________________
Exercise price per warrant share	________________________________________
Original issue date	________________________________________
Expiration date	________________________________________
Delivery instructions for issued shares	________________________________________

The undersigned acknowledges that the number of net shares issuable upon this exercise will be calculated as follows: Net Shares = (A × (B − C)) ÷ B, rounded down, where A is the number of warrant shares being exercised, B is the Fair Market Value of the common stock, and C is the exercise price then in effect for the warrant.

Signature: ________________________________	Date: ________________________________
Printed Name: ________________________________	Telephone: ________________________________
Title (if applicable): ________________________________	Email: ________________________________

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